Exhibit 10.2

COMPLETION GUARANTY

THIS COMPLETION GUARANTY (“Guaranty”) is made as of January 30, 2007, by JOHN K. ANDERSON, individually and with LOIS A. ANDERSON, as co-trustees of THE ANDERSON FAMILY TRUST dated February 28, 2001 (“Anderson”), WILLIAM A. SILVA, individually and with KRISANTA K. L. SILVA, as co-trustees of THE SILVA FAMILY TRUST dated April 7, 2000 (“William Sylva”), MARILYN J. SILVA, individually and as sole trustee of THE MARILYN J. SILVA LIVING TRUST dated April 22, 1991 (“Marilyn Silva”), WOODMAN DEVELOPMENT COMPANY, LLC, a California limited liability company (“Woodman LLC”), and WOODMAN DEVELOPMENT COMPANY, INC., a California corporation (Woodman Inc.” and, together with Anderson, William Silva, Marilyn Silva and Woodman LLC, collectively, “Woodman”), and LYON EAST GARRISON COMPANY I, LLC, a California limited liability company (“Lyon East Garrison”), and WILLIAM LYON HOMES, INC., a California corporation (“Lyon Homes” and, together with Lyon East Garrison, collectively, “Lyon”; and Lyon and Woodman are collectively referred to herein as “Guarantor”), in favor of RESIDENTIAL FUNDING COMPANY, a Delaware limited liability company (“Lender”).

R E C I T A L S:

A. Lender has made a revolving loan in the principal amount of Seventy-Five Million Dollars ($75,000,000) (the “Loan”) to East Garrison Partners I, LLC, a California limited liability company (“Borrower”), pursuant to the terms of a Loan Agreement dated of even date herewith (as amended, renewed, replaced or otherwise modified from time to time, the “Loan Agreement”) between the Lender and the Borrower. The Loan is being made to finance (i) Borrower’s acquisition of certain real property located in Monterey County, California (the “Land”), and (ii) the performance by Borrower upon the Land of certain development work (the Land, together with the improvements, is referred to in this Guaranty as the “Project”).

B. The Loan is evidenced by a Revolving Promissory Note dated of even date herewith from Borrower to Lender (as amended, renewed, replaced or otherwise modified from time to time, the “Note”) and is secured, among other security, by a certain Construction Deed of Trust, Security Agreement and Fixture Filing With Assignment of Rents, Proceeds and Agreements dated of even date herewith (as amended or otherwise modified from time to time, the “Security Instrument”) made by Borrower in favor of Lender.

C. Guarantor has a substantial interest in Borrower and will derive benefit from the Loan.

D. As a condition to making the Loan, Lender has required that Guarantor execute and deliver this Guaranty.

E. To induce Lender to make the Loan and make disbursements under the Loan Agreement, and to accept the Note, the Loan Agreement and the Security Instrument, Guarantor has agreed to give this Guaranty.

AGREEMENT:

NOW, THEREFORE, to induce Lender to enter into the Loan Agreement and to make the Loan, and in consideration thereof, Guarantor agrees as follows:

Section 1 Defined Terms

Unless otherwise defined in this Guaranty, all capitalized terms used in this Guaranty have the meanings ascribed to those terms in the Loan Agreement.

Section 2 Guaranty

(a) Guarantor absolutely and unconditionally guarantees the Completion of the Applicable Development Work (as defined below) at the times and subject to the terms and conditions set forth in the Loan Agreement (such obligation of Guarantor is referred to in this Guaranty as the “Completion Obligation”). As used in this Guaranty, “Completion of the Applicable Development Work” means that the following conditions are satisfied with respect to (i) all Development Work described in the Phase Commitment for Phase 1, (ii) all Development Work described in each other Phase Commitment, if any, executed and delivered by Lender, (iii) all Development Work (x) for which Lender has disbursed Loan proceeds or (y) for which Loan proceeds have been budgeted pursuant to a Phase Commitment executed and delivered by Lender, (iv) if Development Work has been commenced in a Phase, which Development Work was not described in a Phase Commitment executed and delivered by Lender, then all Development Work and any and all other work, including, without limitation, any and all on site or off site infrastructure work, that must be completed with respect to such Phase so there is no restriction on the ability of Borrower to sell and close escrow on the sale of all Lots in such Phase, and (v) all other Development Work, including, without limitation, any and all on-site or off-site infrastructure work, that must be completed so there is no restriction on (x) the ability of Borrower to sell and close escrow on the sale of all Lots (A) described in each Phase Commitment executed and delivered by Lender, or (B) included in any Phase with respect to which Borrower or any Guarantor commenced Development Work, or (y) the issuance of a building permit for each Home to be constructed on a Lot:

(1) all of the Development Work has been performed and completed (i) in a good and workerlike manner in accordance with all applicable laws, rules, regulations, ordinances and other applicable governmental requirements and private restrictions, including all Hazardous Materials Laws, and (ii) in accordance with the Plans and Specifications furnished to Lender by Borrower pursuant to the terms of the Loan Agreement, without substantial deviation therefrom;

(2) the Development Work is diligently pursued by Guarantor to completion pursuant to a revised Construction Progress Schedule approved by Lender in the exercise of its reasonable discretion, with respect to which Construction Progress Schedule Lender shall not withhold approval solely because it fails to require Guarantor to remedy any delay in the progress of the Development Work that may have existed at the time Lender delivered to Guarantor the notice described in Section 3(a);

(3) all notices of completion have been filed and all statutory lien periods have expired;

(4) all costs of acquiring and performing the Development Work as required by the Loan Agreement have been paid;

(5) final lien waivers have been obtained from all contractors performing work at the Project; and

(6) the Development Work has been completed in accordance with all applicable Hazardous Materials Laws, which obligation includes the obligation to ensure that (i) the Development Work and the Project are free and clear of Hazardous Materials and Hazardous Materials Claims, (ii) remedial work, that may have been required has been completed in accordance with all Hazardous Materials Laws and with any written plan for the remedial work approved by any public agencies having jurisdiction, and (iii) all costs and expenses of the foregoing have been paid in full, including any fines or penalties imposed in connection with any required remedial work and the costs of testing or monitoring resulting from any such remedial work or the existence at any time of Hazardous Materials on, under or about the Project.

(b) In addition, Guarantor agrees to pay all costs and expenses incurred by Lender, including reasonable attorneys’ and paralegals’ fees, court costs and all other litigation expenses (including reasonable expert witness fees, exhibit preparation, and courier, postage, communication and document copying expenses), in enforcing this Guaranty (the Completion Obligation, together with the obligations set forth in this Section 2(b), are collectively referred to herein as the “Guaranteed Obligations”) and the obligations set forth in Section 4(a) are referred to herein as the “Limited Guaranty Obligations”). The Guaranteed Completion Obligations and the Limited Guaranty Obligations are collectively referred to herein as the “Guaranteed Obligations.”

Section 3 Performance of Completion Obligations Upon Default by Borrower

(a) If Completion of the Applicable Development Work is not accomplished by Borrower in accordance with the Loan Documents, or if Lender takes possession of the Project as permitted under the Loan Documents before the Completion of the Applicable Development Work, then Guarantor, promptly upon receipt of written notice thereof from Lender, will perform its Completion Obligation. Guarantor will take whatever actions may be necessary to perform the Completion Obligation, including the following:

(1) diligently and expeditiously proceed to ensure the Completion of the Applicable Development Work, at Guarantor’s sole cost and expense, at the times and subject to the terms and conditions set forth in the Loan Agreement;

(2) fully pay and discharge all direct and indirect costs incurred or required to be incurred in connection with the Completion of the Applicable Development Work; provided, however, that Guarantor will be entitled to receive disbursements of the Loan in connection therewith pursuant and subject to the conditions set forth in the Loan Agreement as more fully described in subsection (b) below;

(3) pay any amounts necessary to release and discharge any mechanics’, material providers’ or other liens that may exist or come into existence in connection with the Completion of the Applicable Development Work, or in the alternative contest the same subject to the terms and conditions set forth in the Loan Agreement; and

(4) perform or procure performance of compliance with the obligations set forth in clause (6) of Section 2(a) and pay such amounts as may become payable in connection therewith.

(b) If Lender calls upon Guarantor to perform its Completion Obligation pursuant to the terms of subsection (a) above, then Guarantor will have the right to receive disbursements of the Loan, and disbursements of the Loan shall be made to pay interest accrued on the Loan in accordance with the Interest Reserve provisions set forth in Section 2.6(c) of the Loan Agreement, subject to the following terms and conditions:

(1) Lender will be under no obligation to disburse proceeds of the Loan to the Guarantor unless Guarantor has cured every Event of Default and Potential Default by Borrower, including Events of Default relating to failure of Borrower to pay principal, interest, fees and/or expenses of the Lender relating to the Loan that are required to be paid by Borrower pursuant to the Loan Agreement or any other Loan Document; provided, however, that Guarantor shall not be obligated to cure any failure by Borrower solely to comply with Section 1.1(b), 2.8(2), 2.8(3) or 2.8(5) of the Loan Agreement.

(2) Lender will be under no obligation to disburse proceeds of the Loan to Guarantor if Guarantor is in default under any of the Loan Documents;

(3) Lender will be under no obligation to disburse proceeds of the Loan to Guarantor if receipt of such amounts by Guarantor is prohibited by law or by any process, order or judgment of any court binding on Lender; and

(4) proceeds of the Loan will be disbursed to Guarantor only pursuant and subject to the terms and conditions of the Loan Agreement.

Guarantor acknowledges that the Completion Obligation of Guarantor hereunder is a joint and several obligation. Guarantor expressly grants to Douglas F. Bauer and Richard S. Robinson, either acting alone, of Lyon and William A. Silva of Woodman (which names may be changed pursuant to Section 14 from the applicable Guarantor) (collectively, the “Guarantor Representatives”) the right to issue jointly all notices and to receive all disbursements of the Loan under this Section 3(b) regarding the Completion of the Applicable Development Work; provided, however, that if the Guarantor Representatives give conflicting instructions or if any Guarantor makes a request or demand of Lender with respect to this Section 3(b) that Lender perceives to conflict or be inconsistent with a request or demand with respect to this Section 3(b) made by the Guarantor Representatives, then Lender may require, as a condition to (x) permitting the Guarantor Representatives to procure the Completion of the Applicable Development Work under this Section 3(b), or (y) making disbursements of the Loan under this Section 3(b), that each Guarantor concur in writing with the logistics of the Completion of the Applicable Development Work and/or with the requested disbursement of Loan proceeds hereunder, as Lender may require, and in the absence of such joint request or concurrence, or if Lender is given conflicting requests, Lender may decide, in its sole and absolute discretion, whether and to what extent (1) to permit any Guarantor, which Lender may select in its sole and absolute discretion, to procure the Completion of the Applicable Development Work, or (2) to advance funds to such Guarantor in respect of the performance of the Completion of the Applicable Development Work; provided further, however, that Lender shall follow the requests and instructions of a single Guarantor if such Guarantor is so designated in a final binding arbitration ruling, non-appealable judicial determination or other procedure satisfactory to Lender. Lender shall not be obligated to permit any Guarantor to procure the Completion of the Applicable Development Work to the extent any other Guarantor procures the Completion of the Applicable Development Work. Lender shall not be obligated to make disbursements of the Loan to any Guarantor to the extent disbursements are made to any other Guarantor under this Guaranty.

(c) Guarantor’s obligations under this Guaranty will remain in full force and effect regardless of whether the Guarantor or any other Person determines that Completion of the Applicable Development Work is impossible. For purposes of this Guaranty, “impossibility” which impossibility includes the following matters: (i) a casualty that affects, or discovery of unanticipated, soils conditions, or (ii) Laws and Regulations or court orders applicable to the Project, or (iii) other events or circumstances beyond the control of Borrower or Guarantor relating to the Project (but specifically excluding lack of funds or other monetary considerations or any other events, circumstances or constraints affecting Borrower, Guarantor or another Person as opposed to the Project). In such an event, Guarantor will immediately notify Lender in writing of the event and, in lieu of accomplishing Completion of the Applicable Development Work as required pursuant to Section 3(a)(1) above, Guarantor will pay to Lender an amount equal to the Impossibility In-Lieu Payment (as defined below) immediately upon written notice from Lender.

As used herein, “Impossibility In-Lieu Payment” means an amount equal to the result obtained by subtracting the “as-is” value of the Project (to the extent that any Development Work has been performed) on a bulk sale basis from the lesser of (x) the outstanding principal balance of the Loan, or (y) the “as-if completed” value of the Project on a bulk sale basis (assuming that the impossibility precluding Completion of the Applicable Development Work did not exist), based on an Appraisal Report paid for by Guarantor. In no event, however, shall the Impossibility In-Lieu Payment be less than zero.

Section 4 Limited Guaranty of Payment

(a) In addition to the Guaranteed Completion Obligations, from and after the occurrence of any of the following events, Guarantor hereby unconditionally and irrevocably guarantees to Lender (i) the full and prompt payment of the principal sum of the obligations of Borrower under the Loan Documents (the “Borrower Obligations”) in accordance with the terms of the Loan Documents when due, by acceleration or otherwise, together with all interest and other charges accrued thereon pursuant to the Loan Documents and (ii) the full and prompt payment of all other Borrower Obligations and all other sums, together with interest accrued thereon, and the performance of all other Borrower Obligations, when due pursuant to the terms of the Loan Documents upon the occurrence of any of the following; provided, however, that with respect to the occurrence of the events described in clauses (1) through (6) of this Section 4(a), Guarantor’s liability for payment shall be limited to all damages or loss, cost or expense incurred by Lender, including reasonable attorneys’ and paralegals’ fees, court costs and all other reasonable litigation expenses (including expert witness fees, exhibit preparation, and courier, postage, communication and document copying expenses) in enforcing this Guaranty, arising therefrom:

(1) the misapplication or misappropriation by Borrower of any or all money collected, paid or received, or to which Borrower is entitled, relating to the Loan or the Project, including, but not limited to, insurance proceeds, condemnation awards, lease security and other deposits and rent;

(2) rents, issues, profits and revenues of all or any portion of the Project received or applicable to a period after the occurrence of any Event of Default or after any event which, with the giving of notice and/or the passage of time, would constitute an Event of Default under the Loan Documents, which are not applied to pay, first, (a) real estate taxes and other charges which, if unpaid, could result in liens superior to that of the Deed of Trust, and (b) premiums on insurance policies required under the Loan Documents and, second, the other ordinary and necessary expenses of owning and operating the Land and of performing the Development Work and/or to sums due under the Loan Documents;

(3) waste committed on, or damage to the Project as a result of intentional misconduct or gross negligence or the removal of all or any portion of the Project in violation of the terms of the Loan Documents;

(4) fraud, material misrepresentation or the intentional or grossly negligent failure to disclose a material fact by Borrower or any of its principals, officers, general partners, managers or members, any guarantor or any agent, employee or other person authorized or apparently authorized to make statements, representations or disclosures on behalf of any such person;

(5) Borrower fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering the Project;

(6) Borrower fails to obtain Lender’s prior written consent to any assignment, transfer or conveyance of the Project or any portion thereof or any interest therein or directly or indirectly in Borrower as required by the Loan Documents; and/or

(7) a Bankruptcy Trigger Event.

As used in this Section 4(a), the term “Bankruptcy Trigger Event” shall mean the occurrence of any of the following:

(A) Borrower files a voluntary petition under Title 11 of the United States Code (the “Bankruptcy Code”) or any other federal or any state bankruptcy or insolvency law;

(B) any Affiliate, officer, director or representative which controls, directly or indirectly, Borrower files, or joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other federal or any state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person;

(C) Borrower files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other federal or any state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;

(D) any Affiliate, officer, director or representative which controls Borrower consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Project; or

(E) Borrower makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

No provision in this Guaranty or in any of the Other Loan Documents shall be deemed a waiver by Lender of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Borrower Obligations or to require that all collateral shall continue to secure all of the Borrower Obligations owing to Lender in accordance with the Loan Documents.

(b) All payments under this Agreement shall be made to Lender in lawful money of the United States of America at the address of Lender at the beginning of this Agreement or such other location as Lender may designate in writing. Any amount payable under this Agreement not paid when due and any judgment for such an amount and interest thereon shall bear interest at the Default Rate from the due date or such judgment date, respectively, until such amount and interest thereon are paid in full. Guarantor agrees to pay such interest on demand. All Guaranteed Obligations will be paid and performed by Guarantor without counterclaim, deduction, defense, deferment, reduction, or setoff.

Section 5 Guaranty Absolute

(a) The liability of Guarantor with respect to the Guaranteed Obligations is absolute and unconditional according to the terms of the Loan Documents, irrespective of any of the following:

(1) any lack of validity or enforceability of any of the Loan Documents, or any other agreement or instrument relating thereto;

(2) any change in the time, manner or place of payment of, or in any other term of, any of the Guaranteed Obligations;

(3) any amendment to, waiver of, or consent to departure from, any of the Loan Documents, including changes in the terms of disbursement of the Loan proceeds or repayment thereof, modification to the Project, modifications, extensions (including extensions beyond and after the Maturity Date) or renewals of payment dates, changes in interest rate or the advancement of additional funds by Lender in its discretion;

(4) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for any of the Guaranteed Obligations; or

(5) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower in respect of the Guaranteed Obligations or Guarantor in respect of this Guaranty.

(b) Notwithstanding any termination of this Guaranty or the cancellation of the Note or any other agreement evidencing the Guaranteed Obligations, if any payment or performance of any of the Guaranteed Obligations (from any source) is rescinded, repaid or must otherwise be returned by Lender (i) due to or upon the insolvency, bankruptcy or reorganization of Borrower or Guarantor, or (ii) for any other circumstance, this Guaranty will continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

Section 6 Subrogation; Subordination

Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guaranty, by virtue of any payment made hereunder or otherwise, until all the Guaranteed Obligations have been paid or performed in full. For the purposes hereof, the Guaranteed Obligations will not be deemed to be “paid or performed in full” until the expiration of two years and one day (without the filing of any bankruptcy, dissolution, reorganization, or insolvency proceedings by or against Guarantor or Borrower during such period) after such payment and/or performance. If any amount is paid to Guarantor on account of such subrogation rights before the Guaranteed Obligations have been paid or performed in full, the amount will be held in trust for the benefit of Lender and will immediately be paid to Lender to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in such order as Lender, in its sole and absolute discretion, determines. Until the Guaranteed Obligations are paid or performed in full, any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the indebtedness of Borrower to Lender. Any such indebtedness of Borrower to Guarantor will, if Lender so requests, be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender, but without reducing or limiting in any manner the liability of Guarantor under the other provisions of this Guaranty.

Section 7 Agreements of Guarantor

(a) The obligations under this Guaranty are independent of and in addition to the undertakings of Borrower pursuant to the Loan Documents, any evidence of indebtedness issued in connection therewith, any mortgage, deed of trust or security agreement given to secure the same, any other guaranties given in connection with the Loan and any other obligations of Guarantor to Lender;

(b) A separate action may be brought to enforce the provisions of this Guaranty, whether Borrower is a party in any such action or not;

(c) Lender may at any time, or from time to time, in its sole discretion, without any notice to or consent from Guarantor, take all or any of the following actions, without such actions in any way affecting this Guaranty:

(1) extend or change the time of payment and/or performance and/or the manner, place or terms of payment and/or performance of all or any of the Guaranteed Obligations;

(2) exchange, release and/or surrender all or any of the collateral security, or any part thereof, by whomsoever deposited, that is now or may hereafter be held by Lender in connection with all or any of the Guaranteed Obligations;

(3) sell and/or purchase all or any such collateral at public or private sale, or at any broker’s board, in the manner permitted by law and after giving any notice that may be required, and after deducting all costs and expenses of every kind for collection, sale or delivery, the net proceeds of any such sale may be applied by Lender upon all or any of the Guaranteed Obligations;

(4) settle or compromise with Borrower, and/or any other person liable thereon, any and all of the Guaranteed Obligations, and/or subordinate the payment of same, or any part thereof, to the payment of any other debts or claims, that may at any time be due or owing to Lender and/or any other person or corporation;

(5) accept additional security or guarantees of any kind;

(6) endorse, transfer or assign the Note and other Loan Documents to any other party;

(7) release Borrower or any maker, surety or other person liable for payment or performance of all or any part of the Guaranteed Obligations; or

(8) further loan monies or give or extend credit to or for the benefit of the Borrower.

(d) Lender is under no obligation to marshal assets in favor of Guarantor or in payment or satisfaction of the Guaranteed Obligations.

Section 8 Waivers

Guarantor waives:

(1) presentment, demand, protest, notice of acceptance, notice of dishonor, notice of nonperformance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, and promptness in commencing suit against any party thereto or liable thereon, and/or in giving any notice to or making any claim or demand hereunder upon Guarantor;

(2) any right to require Lender to (i) proceed against Borrower, (ii) proceed against or exhaust any security held from Borrower, or (iii) pursue any remedy available to Lender;

(3) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause of the liability of Borrower other than full payment or performance of the Guaranteed Obligations;

(4) any defense related to the validity or enforceability of the Guaranteed Obligations;

(5) notice of any default under the Note or in the performance of any of the covenants and agreements contained therein or in any other Loan Document;

(6) any defense related to any limitation or exculpation of liability on the part of Borrower whether contained in the Note or otherwise;

(7) any defense related to the transfer or sale by Borrower of any security given for the Guaranteed Obligations or the diminution in value thereof;

(8) any defense related to any failure, neglect or omission on the part of Lender to realize or protect the Guaranteed Obligations or any security given therefor;

(9) notice to Guarantor of the existence of or the extending to Borrower of any grace or cure period for the performance of the Guaranteed Obligations;

(10) any right to insist Lender disburse the full principal amount of the Note to Borrower or the order, method, manner or amounts disbursed under the Note;

(11) any defense of waiver, release, discharge in res judicata, statute of frauds, fraud, ultra vires acts, usury, that may be available to Borrower in respect of the Note or any other Loan Document, or any setoff available against Lender to Borrower whether or not on account of a related transaction;

(12) any defense it may acquire by reason of Lender’s election of any remedy against it or Borrower or both, including election by Lender to exercise its rights under the power of sale set forth in the Security Instrument, even though Guarantor’s right of subrogation may thereby be impaired or extinguished under the anti-deficiency statutes of the State of California (including Section 580d of the California Code of Civil Procedure);

(13) to the fullest extent permitted by law, all rights and benefits purporting to reduce a guarantor’s obligations in proportion to the principal obligation (including Section 2809 of the California Civil Code);

(14) to the fullest extent permitted by law, all rights and benefits under:

(A) any law of the State of California or otherwise purporting to limit the amount of any deficiency judgment that might be recoverable following the occurrence of a trustee’s sale under a deed of trust (including Section 580a of the California Code of Civil Procedure);

(B) any law of the State of California or otherwise stating that no deficiency may be recovered on a real property purchase money obligation (including Section 580b of the California Code of Civil Procedure);

(C) any law of the State of California or otherwise stating that no deficiency may be recovered on a note secured by a deed of trust on real property in case such real property is sold under the power of sale contained in such deed of trust (including Section 580d of the California Code of Civil Procedure); and

(D) any law of the State of California or otherwise stating that there may be but one form of action on an indebtedness secured by real property (including Section 726 of the California Code of Civil Procedure), if such sections, or any of them, have any application hereto or any application to Guarantor;

(15) to the fullest extent permitted by law:

(A) any defense arising as a result of Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

(B) any defense based on any borrowing or grant or a security interest under Section 364 of the Bankruptcy Code; and

(C) without limiting the generality of any other provision hereof, all rights and benefits that might otherwise be available to Guarantor under any guarantor, suretyship or other defenses under any law of the State of California or otherwise (including California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433); and

(16) the benefit of any statute of limitations affecting the liability of Guarantor under this Guaranty or the enforcement of this Guaranty, including any rights arising under Section 359.5 of the California Code of Civil Procedure.

(17) In addition, in accordance with California Civil Code Section 2856(c), Guarantor hereby waives all rights and defenses that Guarantor may have because

Borrower’s indebtedness to Lender is secured by the Project. This means, among other things:

(A) Lender may collect from Guarantor without first foreclosing on all real or personal property collateral pledged by Borrower; and

(B) if Lender forecloses on any real property collateral pledged by Borrower:

(i) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and/or

(ii) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor’s full knowledge of its significance and consequences and that under the circumstances the waivers are reasonable. If any waiver is determined to be contrary to any application of law or public policy, the waiver will be effective only to the extent permitted by law.

Section 9 Unconditional Obligation

The obligations of Guarantor under this Guaranty are primary, absolute and unconditional, and will remain in full force and effect without regard to, and will not be impaired or affected by, any of the following:

(1) the genuineness, validity, regularity or enforceability of, or any amendment or change in the Loan Agreement, the Note, the Security Instrument or any other Loan Document, or any change in or extension of the manner, place or terms of payment of, any portion of the Guaranteed Obligations;

(2) the taking or failure to take any action to enforce the Loan Agreement, the Note, the Security Instrument or any other Loan Document, or the exercise or failure to exercise any remedy, power or privilege contained therein or available at law or otherwise, or the waiver by Lender of any provisions of the Loan Agreement, the Note, the Security Instrument or any other Loan Document;

(3) any impairment, modification, change, release or limitation in any manner of the liability of Borrower or its estate in bankruptcy, or of any remedy for the enforcement of Borrower’s liability, resulting from the operation of any present or future provision of the bankruptcy laws or any other statute or regulation, or the dissolution, bankruptcy, insolvency, or reorganization of Borrower;

(4) the merger or consolidation of Borrower, or any sale or transfer by Borrower of all or part of its assets or property;

(5) any claim Guarantor may have against any other obligor of the Guaranteed Obligations, including any claim of contribution;

(6) the release, in whole or in part, of any other guarantor (if more than one), Borrower or any other obligor of the Guaranteed Obligations; or

(7) any other action or circumstance that (with or without notice to or knowledge of Guarantor) might vary the risks of Guarantor under this Guaranty or otherwise constitute a legal or equitable discharge or defense;

The obligations under this Guaranty will not be discharged except by the full payment and performance of the Guaranteed Obligations.

Section 10 Representations and Warranties

Each Guarantor represents and warrants on behalf on itself that:

(a) Power and Authority.

(1) If such Guarantor is a limited liability company or corporation, such Guarantor is duly organized and validly existing under the laws of the State of California and is duly qualified to do business and is in good standing in the State of California. If such Guarantor is a trust is validly existing under the laws of the State of California.

(2) Such Guarantor has the requisite power and authority to own and manage its properties, to carry on its business as now being conducted and to perform its obligations under this Guaranty.

(3) Such Guarantor is in compliance with all laws, regulations, ordinances and orders of public authorities applicable to it.

(b) Address. The address of such Guarantor specified below is correct. Until Lender actually receives a written notice specifying a change of address and requesting that notices be issued to a different address, Lender may rely on the address stated as being accurate.

(c) No Default. Such Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental authority, in the payment of any material debt for borrowed money or under any material agreement evidencing or securing any such debt. No event (including such Guarantor’s execution and delivery of this Guaranty) has occurred that, with or without the lapse of time or action by a third party, constitutes or could constitute a material breach or material default under any document evidencing or securing any material obligation to pay money or under any other material contract or agreement to which such Guarantor is a party.

(d) Solvent. Such Guarantor is solvent, and no bankruptcy or insolvency proceedings are pending or, to the best of such Guarantor’s knowledge, contemplated by or against such Guarantor.

(e) Relationship to Borrower. The value of the consideration received and to be received by such Guarantor is reasonably worth at least as much as the liability and obligation of such Guarantor incurred or arising under this Guaranty. Such Guarantor has had full and complete access to the Loan Agreement, the Note, the Security Instrument and all other Loan Documents relating to the Guaranteed Obligations, has reviewed them and is fully aware of the meaning and effect of their contents. Such Guarantor is fully informed of all circumstances that bear upon the risks of executing this Guaranty and that a diligent inquiry would reveal. Such Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning Borrower’s financial condition, and is not depending on Lender to provide the information, now or in the future. Such Guarantor agrees that Lender has no obligation to advise or notify such Guarantor or to provide such Guarantor with any data or information. The execution and delivery of this Guaranty is not given in consideration of (and Lender has not implied that the execution of this Guaranty is given in consideration of) Lender’s making, extending or modifying any loan to such Guarantor or to any other financial accommodation to or for such Guarantor.

(f) Validity of Guaranty.

(1) The execution, delivery and performance by such Guarantor of this Guaranty (i) have been duly authorized by all necessary action, (ii) are within the power of such Guarantor and (iii) have received all necessary governmental approvals.

(2) The execution, delivery and performance by such Guarantor of this Guaranty do not and will not (i) contravene such Guarantor’s articles of incorporation, operating agreement or trust agreement, as applicable, (ii) violate any provision of any law, rule or regulation or any order, judgment or decree of any court or agency of government, or any indenture, agreement or any other instrument to which such Guarantor is a party or by which such Guarantor or its property is bound, (iii) result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or (iv) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of the Loan Documents; and such Guarantor is not in default under any such law, rule, regulation, order, judgment, decree, indenture, agreement or instrument.

(3) This Guaranty has been duly executed by such Guarantor and, when delivered to Lender, will constitute a legal, valid and binding obligation enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

(g) Financial Statements.

(1) All financial statements and data that have been given to Lender by such Guarantor with respect to any Guarantor (i) are complete and correct in all material respects as of the date given; (ii) accurately present the financial condition of such Guarantor on each date as of which, and the results of such Guarantor’s operations for the periods for which, the same have been furnished; and (iii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby.

(2) All balance sheets and the notes thereto with respect to such Guarantor furnished to Lender disclose all material liabilities, fixed and contingent, and all material assets of Guarantor, as of their respective dates.

(3) There has been no adverse change in the financial condition or operations of such Guarantor since (i) the date of the most recent financial statement given to Lender with respect to such Guarantor, or (ii) the date of the financial statements given to Lender immediately prior to the date hereof, other than changes in the ordinary course of business, none of which changes has been materially adverse individually or in the aggregate.

(h) Arrangements. Lyon is not a party to any agreement or instrument that could result in a Material Adverse Change. Lyon is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions set forth in any agreement or instrument to which Lyon is a party.

(i) Other Information. All other reports, papers and written data and information given to Lender by such Guarantor with respect to any Guarantor are accurate and correct in all material respects and complete insofar as completeness may be necessary to give Lender accurate knowledge of the subject matter.

(j) Litigation. There is not now pending against or affecting such Guarantor, nor to the knowledge of such Guarantor is there threatened, any action, suit or proceeding at law or in equity or by or before any administrative agency that, if adversely determined, would materially impair or affect the financial condition or operations of such Guarantor.

(k) Taxes. Such Guarantor has filed all federal, state, provincial, county, municipal and other income tax returns required to have been filed by such Guarantor and has paid all taxes that have become due pursuant to such returns or pursuant to any assessments received by such Guarantor, and such Guarantor does not know of any basis for any material additional assessment against it in respect of such taxes.

Section 11 Covenants

So long as any part of the Guaranteed Obligations remain to be performed or paid, each Guarantor, and with respect to Paragraph (7), below, Lyon Homes will, unless Lender otherwise consents in writing:

(1) Taxes Affecting Guarantor. File all federal, state, provincial, county, municipal and other income tax returns required to be filed by it and pay before the same become delinquent all taxes that become due pursuant to such returns or pursuant to any assessments received by it.

(2) Compliance with Law. Promptly and faithfully comply with all laws, ordinances, rules, regulations and requirements, both present and future, of every duly constituted governmental authority or agency having jurisdiction that may be applicable to it, noncompliance with which might result in a Material Adverse Change.

(3) Books and Records. Maintain full and complete books of account and other records reflecting the results of its operations, and furnish to Lender any information about the financial condition and operations of Guarantor that Lender reasonably requests, including the following information, which will be furnished without request:

(A) Quarterly Financial Reports. As soon as possible and in any event within 60 days after the end of each fiscal quarter of Lyon Homes (other than the last quarter of any fiscal year for Lyon Homes), the following:

(i) a statement of financial condition of Lyon Homes as of the end of such quarter, setting forth in comparative form the figures for the corresponding period of the preceding calendar year, prepared in accordance with GAAP consistently applied. All such income statements shall reflect current period and year-to-date figures;

(ii) unaudited financial statements of Lyon Homes on a fully consolidated basis, which financial statements must include (x) a balance sheet as at the end of the fiscal quarter and (y) statements of income and cash flow for the period from the beginning of the then current fiscal year to the end of the fiscal quarter and setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all in reasonable detail and in accordance with GAAP consistently applied and certified by the Chief Financial Officer of Lyon Homes to fairly present the financial condition of Lyon Homes on a fully consolidated basis as at the end of the fiscal quarter and the results of the operations of Lyon Homes on a fully consolidated basis for the period ending on that date; and

(iii) if required by Lender, a summary report of accounts payable aging for Lyon Homes;

(B) Compliance Certificate. As soon as possible and in any event within 45 days after the end of each fiscal quarter of Lyon Homes, a written statement from an authorized representative of Lyon Homes certifying that Lyon Homes is in compliance with the terms of the Loan Documents, including all of the financial covenants set forth in Section 11(7) hereof, or if Lyon Homes is not in compliance, specifying the details of the non-compliance and the action being taken to correct the non-compliance;

(C) Annual Financial Statements.

(i) Annual Financial Statements of Lyon Homes. As soon as possible and in any event within 120 days after the end of each fiscal year of Lyon Homes, audited financial statements of Lyon Homes on a fully consolidated basis, which financial statements must include a balance sheet of Lyon Homes as of the end of the fiscal year, statements of income, shareholders’ equity and cash flow of Lyon Homes for the fiscal year, and setting forth in each case in comparative form figures for the preceding fiscal year, all in reasonable detail and in accordance with GAAP consistently applied and accompanied by an unqualified opinion issued by an independent certified public accountant reasonably acceptable to Lender;

(ii) Annual Financial Statements of Woodman LLC and Woodman Inc. As soon as possible and in any event within 120 days after the end of each fiscal year of Woodman LLC and Woodman Inc., unaudited financial statements of such Guarantor, which financial statements must include a balance sheet of such Guarantor as of the end of the fiscal year, statements of income, shareholders’ equity and cash flow of such Guarantor for the fiscal year, and setting forth in each case in comparative form figures for the preceding fiscal year, all in reasonable detail and in accordance with GAAP consistently applied; and

(iii) Annual Financial Statements of each Guarantor that is an individual or a trust. As soon as possible and in any event within 120 days after the end of each calendar year, unaudited statement of financial condition of such Guarantor, setting forth in comparative form the figures for the corresponding period of the preceding calendar year, all in reasonable detail and in accordance with GAAP consistently applied;

(D) Compliance Certificate. As soon as possible and in any event within 120 days after the end of each fiscal year of Woodman LLC, Woodman Inc. and each Guarantor that is an individual or a trust, a written statement from an authorized representative of such Person certifying that it is in compliance with the terms of the Loan Documents, or if it is not in compliance, specifying the details of the non-compliance and the action being taken to correct the non-compliance; and

(E) any other information or data that Lender may reasonably request.

(4) Payment of Taxes and Claims. Pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty accrues thereon, and all other claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a lien upon any of its properties or assets. Notwithstanding the foregoing, each Guarantor may, at its expense, contest the validity or application of any taxes, assessments, other governmental charges and other claims by appropriate legal proceedings promptly initiated and diligently conducted in good faith.

(5) Maintenance of Properties. Maintain or cause to be maintained in good repair, working order and condition all properties and assets material to the continued conduct of the business of such Guarantor, and from time to time make or cause to be made all necessary repairs, renewals and replacements thereof.

(6) Maintenance of Existence. Maintain and preserve all rights, privileges, qualifications, permits, licenses, franchises and other rights material to its business.

(7) Financial Covenants. Comply with each of the following financial covenants:

(A) Tangible Net Worth. Lyon Homes will at all times maintain a Tangible Net Worth in an amount equal to or in excess of the sum of $385,000,000, plus fifty percent (50%) of the Lyon Homes’ quarterly Net Income commencing on July 1, 2006 (with any net loss counting as zero in such calculation).

(B) Ratio of Total Liabilities to Tangible Net Worth. Lyon Homes will at all times maintain a ratio of Total Liabilities (exclusive of consolidated liabilities of variable interest entities) to Tangible Net Worth of not more than 3.5 to 1.0.

(8) Further Assurances. Execute and deliver any and all instruments, agreements and documents, and take such other action as Lender reasonably requires to maintain, perfect or insure Lender’s security provided for under the Loan Documents, including the execution of amendments to the Loan Documents.

(9) Transfers. So long as any Guaranteed Obligations remain unpaid or unperformed or Lender has any commitment to disburse any loan proceeds under the Loan Agreement, no Guarantor may, unless Lender otherwise consents in writing:

(A) Make any material transfer, pledge or hypothecation of any assets of such Guarantor (in a single transaction or a series of related transactions), other than in the ordinary course of business, which ordinary course of business includes, without limitation, the pledging by Lyon or Woodman of its respective assets in a manner similar to the manner Lyon or Woodman, as applicable, has heretofore pledged its assets.

(B) Make any change in the nature of its business as carried on at the date hereof.

(C) Consolidate or merge, or sell, lease or otherwise transfer all or any substantial part of its assets to any other Person, except for sales in the ordinary course of business made at fair market value, unless (i) the successor, survivor or transferee has expressly assumed such Guarantor’s obligations to Lender by an instrument in writing reasonably satisfactory to Lender, (ii) all approvals, consents and other actions of any governmental authority required in connection with the performance by such Person of the obligations hereunder has been obtained, and (iii) such action would not cause an Event of Default under the Loan Agreement.

(D) Transfer any of its assets for the purpose of preventing Lender from satisfying any judgment rendered under this Guaranty, either before or after the entry of any such judgment.

(E) Create, assume or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon any of its assets, except for any of the foregoing which secure acquisition, development, working capital and/or construction loans for any of such Guarantor’s real estate projects or other business operations which occur in the ordinary course of such Guarantor’s business, which ordinary course of business includes, without limitation, the pledging by Lyon or Woodman of its respective assets in a manner similar to the manner Lyon or Woodman, as applicable, has heretofore pledged its assets; provided, however, that the same do not cause a violation of the financial covenants contained herein or in the Loan Agreement.

Section 12 Remedies

(a) If Guarantor fails (i) to perform any of Guarantor’s obligations in a timely manner when such performance is required hereunder, (ii) to commence promptly to perform its obligations required to be performed hereunder, or (iii) to pursue diligently and continuously the performance of any such obligations, then Lender will have the following remedies:

(1) at its option and without any obligation so to do, to perform on behalf of Guarantor all or any portion of the Completion Obligation as provided in Section 2 of this Guaranty, and Guarantor will, upon demand, pay to Lender all sums expended by Lender in such performance on behalf of Guarantor;

(2) from time to time, without first requiring performance on the part of Borrower and without being required to exhaust any security held by Lender, to require performance by Guarantor of any obligation on the part of Guarantor to be performed pursuant to the terms of this Guaranty, by action at law or in equity or both, and further, to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Lender as a consequence of such breach; and

(3) from time to time, without first requiring performance on the part of the Borrower or Guarantor, and without being required to exhaust any security held by Lender, pursue any remedies available to Lender under any other Loan Document.

If Lender elects to perform all or any portion of Guarantor’s Completion Obligation as contemplated by clause (1) above, Lender may do so through agents or representatives of its choosing and may enter into contracts relating thereto with such third parties and upon such terms as Lender deems appropriate. Lender will also have the right, without any notice to or consent from Guarantor, to (i) make any changes to the Budget, time limits and Plans and Specifications for the Development Work that Lender reasonably deems appropriate, (ii) modify or terminate existing Construction Agreements, if Lender reasonably determines the same to be appropriate, or (iii) expend any sums and perform such other acts that Lender, in its judgment, reasonably deems necessary or proper to effect the Completion of the Applicable Development Work.

(b) All amounts due under this Guaranty will bear interest, to the extent permitted by law, from the date due until paid at the Default Rate.

Section 13 Amendments, Etc.

No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom will be effective unless the same is in writing and signed by Lender. Any waiver or consent will be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Guarantor will in any case entitle it to any other or further notice or demand in similar or other circumstances.

Section 14 Notices

All notices, requests and demands to be made under this Guaranty to the parties hereto must be in writing (at the addresses set forth below) and will be given by any of the following means:

(1) personal delivery;

(2) reputable overnight courier service;

(3) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first class mail, return receipt requested); or

(4) registered or certified, first class mail, return receipt requested.

Any notice, demand or request sent pursuant to the terms of this Guaranty will be deemed received (i) if sent pursuant subsection (1), upon such personal delivery, (ii) if sent pursuant to subsection (2), on the next Business Day following delivery to the courier service, (iii) if sent pursuant to subsection (3), upon dispatch if such dispatch occurs between the hours of 9:00 a.m. and 5:00 p.m. (recipient’s time zone) on a Business Day, and if such dispatch occurs other than during such hours, on the next Business Day following dispatch and (iv) if sent pursuant to subsection (4), 3 days following deposit in the mail.

The addresses for notices are as follows:

If to Lyon:	William Lyon Homes, Inc. 4490 Von Karman Avenue Newport Beach, California 92660 Attention: Mike Grubbs Telephone No.: (949) 476-5475 Telecopier No.: (949) 252-2575

If to Woodman:	c/o Woodman Development Company, LLC 24571 Silver Cloud Court, Suite 101 Monterey, California 93940 Attention: John Anderson Telephone No.: (831) 647-2449 Telecopier No.: (831) 647-2441

If to Lender:

Residential Funding Company, LLC

8400 Normandale Lake Boulevard

Suite 250

Minneapolis, Minnesota 55437

Attn: Managing Director

          Business Capital Group

          Residential Construction

Telephone: (952) 857-6968

Telecopy: (952) 857-6943

With a copy addressed to:	Residential Funding Company, LLC 8400 Normandale Lake Boulevard Suite 250 Minneapolis, Minnesota 55437 Attn: Chief Counsel Business Capital Group Telephone: (952-857-6911 Telecopy: (952) 857-6949

Such addresses may be changed by notice to the other parties given in the same manner as provided above.

Section 15 No Waiver; Remedies

No failure on the part of Lender to exercise and no delay in exercising any right or remedy hereunder will operate as a waiver thereof. Lender will not be estopped to exercise any right or remedy at any future time because of any such failure or delay; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

Section 16 Setoff

Without limiting any other right of Lender, Lender at its sole option may at any time set off against any obligation under this Guaranty any and all obligations of Lender (whether or not contingent or matured) to Guarantor; provided, however, that Lender shall not have the right to draw down on any loan or line of credit provided by Lender to any Guarantor or to any Affiliate of any Guarantor for the purpose of (a) curing any default under the Loan Agreement or this Guaranty or (b) discharging any Guarantor’s obligations under the Loan Agreement or this Guaranty.

Section 17 Independent of Other Guaranties

The obligations of Guarantor under this Guaranty are in addition to any obligations of Guarantor under any other guarantees of the Guaranteed Obligations and/or any obligations of Borrower or any other Persons previously given or hereafter to be given to Lender, and this Guaranty does not affect or invalidate any such other guaranties. The liability of Guarantor to Lender will at all times be deemed to be the aggregate liability of Guarantor under the terms of this Guaranty and of any other guaranties previously or hereafter given by Guarantor to Lender.

Section 18 Waiver of Right to Trial by Jury

Guarantor and Lender waive, to the extent permitted by law, their respective rights to a trial by jury on any claim or cause of action based upon or arising out of or related to this Guaranty, the other Loan Documents or the transactions contemplated hereby or thereby in any action, proceeding or other litigation of any type brought by any party against any other party, whether with respect to contract claims, tort claims, or otherwise. Guarantor agrees, and Lender by its acceptance of this Guaranty agrees, that any such claim or cause of action will be tried by a court trial without a jury. Without limiting the foregoing, Guarantor further agrees, and Lender by its acceptance of this Guaranty agrees, that their respective right to a trial by jury are waived by operation of this Section 18 as to any action, counterclaim or other proceeding that seeks, in whole or in part, to challenge the validity or enforceability of this Guaranty or the other Loan Documents or any provision hereof or thereof. This waiver will apply to any subsequent amendments, renewals, supplements or modifications to this Guaranty and the other Loan Documents. Guarantor and Lender, by its acceptance of this Guaranty, agree that this Guaranty constitutes a written consent to waiver of trial by jury pursuant to the provisions of all applicable laws. Guarantor hereby constitutes and appoints Lender its true and lawful attorney-in-fact, which appointment is coupled with and interest, and Guarantor authorizes and empowers Lender, in the name, place and stead of Guarantor, to file this Guaranty with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.

INITIALS: JKA:              LAA:              WAS:              KLS:              MJS:

WLH:              WLH:              WDC1:              WDC2:              WDC1:              WDC2:

Section 19 Bankruptcy of Borrower

(a) The obligations of each Guarantor under this Guaranty will continue to be effective, or be automatically reinstated: (i) if the performance or the payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Lender (as a preference, fraudulent conveyance or otherwise) upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, any Guarantor or any other person, or (ii) upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to Borrower, any Guarantor or any other person, or any substantial part of its property, or otherwise, all as though such payments had not been made.

(b) If an Event of Default has occurred and continues or exists and declaration of default or acceleration under or with respect to this Guaranty or any Guaranteed Obligations at such time is prevented by reason of the pendency against any Guarantor or Borrower or any other Person of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that this Guaranty and the Guaranteed Obligations will be deemed to have been declared in default or accelerated with the same effect as if this Guaranty and the Guaranteed Obligations had been declared in default and accelerated in accordance with their respective terms. Guarantor will immediately perform or pay the Guaranteed Obligations as required under this Guaranty without further notice or demand.

Section 20 Joint and Several Liability

(a) The promises and agreements in this Guaranty and in any other guaranties of any of the Loan Agreement, the Note, the Security Instrument or the other Loan Documents are joint and several in each and every particular and are fully binding upon and enforceable against Guarantor and any other Persons guaranteeing any obligations under the Loan Agreement, the Note, the Security Instrument or the other Loan Documents, whether herein or in a separate guaranty. Neither the death, dissolution, nor the release of any person or party to this Guaranty or any other guaranties of the Loan Agreement, the Note, the Security Instrument and the other Loan Documents will affect or release the joint and several liability of Guarantor or any other Person executing this Guaranty or any other guaranties of the Loan Agreement, the Note, the Security Instrument and the other Loan Documents.

(b) If this Guaranty is executed by more than one Person, the liability of the undersigned is joint and several.

Section 21 Entire Agreement

This Guaranty is intended as a final expression of this agreement of guaranty and is intended also as a complete and exclusive statement of the terms of this agreement. No course of prior dealings between Guarantor and Lender, no usage of the trade, and no parol or extrinsic evidence of any nature, will be used or be relevant to supplement, explain, contradict or modify the terms and/or provisions of this Guaranty.

Section 22 Governing Law; Jurisdiction

(a) This Guaranty is governed by, and construed in accordance with, the laws of the State of California.

(b) Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts in the State of California in connection with any suit, action or proceeding arising out of this Guaranty or the subject matter hereof. Guarantor and Lender each irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens that it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Guaranty or any document related to this Guaranty. Guarantor and Lender each waive any personal service of any summons, complaint or other process that may be made by any other means permitted by law. Nothing contained in this Section 22 limits the right of Lender to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction

(c) Lender is permitted to serve legal process in any manner permitted by law.

Section 23 Miscellaneous

Time is of the essence hereof. If any term, provision or any application thereof should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions and all applications thereof not held invalid, void or unenforceable will continue in full force and effect and will in no way be affected, impaired or invalidated thereby. Section headings in this Guaranty are included for convenience of reference only and do not constitute a part of this Guaranty for any other purpose. This Guaranty binds Guarantor and its successors and assigns and inures to the benefit of Lender and its successors and assigns and participants.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Guaranty as of the date first above written.

GUARANTOR:

John K. Anderson, individually and as Co-Trustee of The Anderson Family Trust dated February 28, 2001

Lois A. Anderson, Co-Trustee of The Anderson Family Trust dated February 28, 2001

William A. Silva, individually and as Co-Trustee of The Silva Family Trust dated April 7, 2000

Krisanta L. Silva, Co-Trustee of The Silva Family Trust dated April 7, 2000

Marilyn J. Silva, individually and as Sole Trustee of The Marilyn J. Silva Living Trust dated April 22, 1991

WOODMAN DEVELOPMENT COMPANY, LLC, a California limited liability company

By:	Woodman Development Company, Inc., a California corporation, its managing member

By:
John K. Anderson, President

WOODMAN DEVELOPMENT COMPANY, INC., a California corporation

By:
John K. Anderson, President

LYON:

WILLIAM LYON HOMES, INC., a California corporation

By:

Printed Name:

Title:

By:

Printed Name:

Title:

LYON EAST GARRISON COMPANY I, LLC, a California limited liability company

By:	William Lyon Homes, Inc., a California corporation, its sole member

By:

Printed Name:

Title:

By:

Printed Name:

Title: